UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2023

TREVENA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36193	26-1469215
(Commission File No.)	(IRS Employer Identification No.)

955 Chesterbrook Boulevard, Suite 110

Chesterbrook, PA 19087

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (610) 354-8840

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TRVN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of September 14, 2023, Michael Dougherty retired as a member of the Board of Directors (the “Board”) of Trevena, Inc. (the “Company”), and as a member of the Audit Committee of the Board. Mr. Dougherty’s departure was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

“I want to thank Mike for his many years of service to Trevena and its shareholders. During Mike’s tenure on the Board, his experience and strategic insight have guided us as we achieved significant milestones and advanced our innovative pipeline for CNS disorders,” said Carrie Bourdow, Trevena’s President and CEO.

Mr. Dougherty has over 35 years of experience in the biopharmaceutical industry, and served on the Company’s Board of Directors since 2013 just prior to its initial public offering.

“Mike has provided invaluable expertise to the Board and management team at Trevena,” said Leon O. Moulder, Jr., Chairman of the Trevena Board of Directors. “On behalf of the Board, we would like to thank Mike for his many contributions and wish him well in his retirement.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREVENA, INC.

Date: September 18, 2023	By:	/s/ Barry Shin
Barry Shin
Senior Vice President & Chief Financial Officer